UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2025

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

755 Main Street, Building 4, Suite 3

Monroe, Connecticut 06468

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (458) 800-9154

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	BLNE	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 7, 2025, Eastside Distilling, Inc., d/b/a Beeline Holdings (the “Company”) entered into an Amended and Restated Common Stock Purchase Agreement and an Amended and Restated Registration Rights Agreement (collectively the “ELOC Agreement”) in connection with an equity line of credit transaction (the “ELOC”) with C/M Capital Master Fund LP (the “Purchaser”). The ELOC Agreement amended and restated the original ELOC Agreement originally entered into on December 31, 2024 to, among other things, (i) reduce the maximum amount under the ELOC Agreement from $35 million to $10 million, and (ii) extend the filing deadline for the registration statement required under the ELOC Agreement to 30 days following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

The foregoing description of the ELOC Agreement does not purport to be complete and is qualified in its entirety by the complete text of the ELOC Agreement, copies of which are filed as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

From March 4 through March 7, 2025, the Company, raised $230,000 from the sale of 450,980 shares of Series G Convertible Preferred Stock (“Series G”) and 225,490 accompanying warrants.

The offers and sales described above are part of the Company’s offering of a total of up to 13,878,040 shares of Series G and warrants to purchase up to 6,939,020 shares of Common Stock for total gross proceeds of up to $7,077,800. The Company intends to use the net proceeds, after deducting offering expenses and related costs, for working capital and general corporate purposes.

In connection with the foregoing, the Company entered into a Securities Purchase Agreement and Registration Rights Agreement with the investors. The terms of the Securities Purchase Agreement, Series G, warrants, and related Registration Rights Agreement were previously disclosed in the Current Report on Form 8-K filed on December 3, 2024.

The Series G and accompanying warrants were sold to accredited investors. The shares of common stock have not been or will not be registered under the Securities Act of 1933 and are exempt from registration pursuant to Section 4(a)(2) thereof and Rule 506(b) promulgated thereunder.

The foregoing description of the terms of the Series G, the warrants, the Securities Purchase Agreement, the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the forms of the Series G, the form of warrant, the form of Securities Purchase Agreement, and the form of Registration Rights Agreement, copies of which are filed or incorporated by reference as Exhibits 3.1, 3.2, 3.3, 4.1, 10.3 and 10.4, respectively, to the Form 8-K filed on December 3, 2024 and are incorporated herein by reference.

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 7, 2025, Geoffrey Gwin, Stephanie Kilkenny and Robert Grammen resigned as directors and Mr. Gwin resigned as Chief Executive Officer of the Company. Concurrent with these resignations, the remaining directors appointed Nicholas Liuzza, Jr. and Steve Romano to fill two vacancies on the Board of Directors. There is one vacancy existing. The resignations occurred as a result of the change of control referred to in Item 5.07 of this Current Report on Form 8-K and not as the result of any disagreements.

On March 7, 2025, the Board of Directors appointed Nicholas Liuzza, Jr., as the Company’s Chief Executive Officer following Geoffrey Gwin’s resignation from such position. Mr. Gwin has been appointed the Chief Executive Officer of Bridgetown Spirits Corp., a subsidiary of the Company.

Set forth below is a description of the business experience over the past five years for each new director and our new Chief Executive Officer listed above. There are no family relationships among any of these individuals.

Nicholas Liuzza Jr., Director and Chief Executive Officer, Age 59

Mr. Nicholas Liuzza, Jr. is a newly-appointed director and Chief Executive Officer of the Company. He is also the Chief Executive Officer of the Company’s wholly-owned subsidiary, Beeline Financial Holdings, Inc. In 2019, Mr. Liuzza co-founded Beeline Loans, Inc., the Company’s principal operating subsidiary and a digital mortgage lender. Previously, Mr. Liuzza served as Executive Vice President of Real Matters, Inc. and exited in 2020 to work for Beeline Loans. Since June 1, 2019, he has been a director of Red Cat Holdings, Inc. [Nasdaq: RCAT]. Mr. Liuzza was appointed a director due to his knowledge of the mortgage industry and his control of the Company.

Stephen Romano, Director, Age 49

Mr. Stephen Romano is a newly-elected director of the Company, who will serve on the Audit and Compensation Committees. In July 2021, he founded CredEvolv, a fintech software platform that connects consumer, lenders, and nonprofit credit counselors, where he continues to serve as President. From December 13, 2021 to September 2024, Mr. Romano served as President of Grand River Mortgage Company, LLC (D/B/A GRMC Lending), a digital mortgage company specializing in providing home loans to consumers. Mr. Romano’s experience in the mortgage industry led to his appointment as a director.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 7, 2025, a special meeting of the shareholders of the Company was held. At the special meeting, the Company’s shareholders voted to approve the following proposals which were contained in a Proxy Statement filed with the Securities and Exchange Commission on February 5, 2025:

1. Merger Share Issuance Proposal — a proposal to approve the conversion, exercise and voting rights and issuances of shares of common stock underlying convertible securities in connection with and following the merger (the “Merger”) with Beeline Financial Holdings, Inc. (“Beeline”) which closed on October 7, 2024, which Merger is described in the Proxy Statement. In the Merger, the Company issued former Beeline shareholders Series F-1 and Series F Convertible Preferred Stock convertible into a minimum of 69,603,337 shares of common stock issued as a part of the Merger. In addition, in this Proposal the Company asked its shareholders to approve the issuance of 16,863,602 shares of common stock issuable upon conversion of Series G stock and exercise of warrants issued or issuable primarily in financing transactions after the Merger closing, for an estimated total of 90,632,880 shares, all in accordance with the rules of The Nasdaq Stock Market, LLC (“Nasdaq”), as such securities are described in the Proxy Statement (referred to as the “Merger Share Issuance Proposal”).

2. Equity Line of Credit Proposal — a proposal to approve the Equity Line of Credit, or ELOC, transaction pursuant to which the Company will issue and sell up to $20 million of common stock to the purchaser or up to 39,215,686 shares of common stock which assumes the sale of common stock at $0.51 per share (referred to as the “Equity Line of Credit Proposal”).

3. Name Change Proposal — a proposal to approve an amendment to the Company’s Articles of Incorporation to change the name of the Company to “Beeline Holdings, Inc.” (referred to as the “Name Change Proposal”).

4. Auditor Ratification Proposal — a proposal to ratify the selection of Salberg & Company, P.A. to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024 (referred to as the “Auditor Ratification Proposal”).

Another agenda item at the meeting was a proposal to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals (referred to as the “Adjournment Proposal”), however as the other Proposals were each approved, the Adjournment Proposal was not required and was moot.

Each of the foregoing proposals are described in more detail in the Company’s definitive Proxy Statement.

The voting results for each of these Proposals are outlined in more detail below:

1.	Merger Share Issuance Proposal

Votes For	Votes Against	Abstentions
1,491,042	50,336	2,159

2.	Equity Line of Credit Proposal

Votes For	Votes Against	Abstentions
1,490,854	50,990	1,692

3.	Name Change Proposal

Votes For	Votes Against	Abstentions
2,397,119	105,435	3,635

4.	Auditor Ratification Proposal

Votes For	Votes Against	Abstentions
2,422,827	80,167	3,195

As there were sufficient votes to approve proposals 1 through 4, the fifth proposal relating to an adjournment of the special meeting was not voted upon.

Item 7.01 Regulation FD Disclosures.

On March 10, 2025, the Company issued a press release announcing that it expects to amend its Articles of Incorporation to effect a one-for-10 reverse stock split and a change in its corporate name to “Beeline Holdings, Inc.” effective on March 12, 2025. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The reverse split is being implemented for purposes of remediating the Company’s failure to meet the minimum bid price under Nasdaq rules, the Company expects to effect a reverse stock split of one-for-10 effective at 12:01 am ET on March 12, 2025.

The information contained in this Item 7.01 and the accompanying exhibit is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this Item 7.01 and the accompanying exhibit shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 8.01 Other Information.

Approval of Initial Listing Application

On March 5, 2025, the Company received a letter from Nasdaq notifying the Company that Nasdaq has approved its application for listing of the Company’s common stock on The Nasdaq Capital Market, which was submitted by the Company in connection with its Merger with Beeline. Although the Company’s common stock is currently listed on The Nasdaq Capital Market, the Merger required the Company to file an initial listing application due to the change of control, which occurred at the special meeting of shareholders described elsewhere in this Current Report on Form 8-K.

Conversions of Preferred Stock

On March 7, 2025, following shareholder approval of the Merger, holders of the Company’s Series F Convertible Preferred Stock, Series F-1 Convertible Preferred Stock, and Series G Convertible Preferred Stock converted many of such preferred shares (totaling 55,959,501 shares of preferred stock) into a total of 55,959,501 shares of common stock. As a result of these conversions, there are now 60,780,152 shares of common stock issued and outstanding, and Nicholas Liuzza, Jr, the new Chief Executive Officer of the Company, beneficially owns a total of 27,188,888 shares of common stock or 39.1% of the outstanding common stock including shares issuable within 60 days under derivative securities.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit #	Exhibit Description	Form	Date	Number	Herewith
3.1	Certificate of Designation of Series G Preferred Stock, filed on November 26, 2024	8-K	12/3/2024	3(a)(1)
3.2	Certificate of Correction of Series G Preferred Stock, filed on December 2, 2024	8-K	12/3/2024	3(a)(2)
3.3	Certificate of Amendment to the Series G Certificate of Designations	8-K	3/5/2025	3(a)(3)
4.1	Form of Warrant	8-K	12/3/2024	4(a)
5.1	Opinion of Law Offices of Harvey Kesner, P.C. regarding the validity of securities to be issued				Filed
10.1	Amended and Restated Securities Purchase Agreement for ELOC				Filed
10.2	Amended and Restated Registration Rights Agreement for ELOC				Filed
10.3	Form of Securities Purchase Agreement*	8-K	12/3/2024	10(a)
10.4	Form of Registration Rights Agreement*	8-K	12/3/2024	10(b)
23.1	Consent of Law Offices of Harvey Kesner, P.C. (included in Exhibit 5.1)
99.1	Press Release dated March 10, 2025				Furnished
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2025

EASTSIDE DISTILLING, INC.

By:	/s/ Nicholas Liuzza, Jr.
Nicholas Liuzza, Jr.
Chief Executive Officer